                                                                   EXHIBIT 10.11
                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT made as of the 1st day of February, 1996 by and between Giga Information Group, Inc. a Delaware corporation (the "Company") and Leander Jennings (the "Executive").

     WHEREAS, the Company and the Executive, desire that the Executive serve as the Senior Vice President, Worldwide Sales of the Company on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations herein contained, it is mutually agreed between the parties hereto as follows:

                         ARTICLE I. TERM OF EMPLOYMENT
                                            ----------

     Section 1.1. The company hereby employs the Executive and the Executive hereby accepts employment with the Company for a period (the "Period of Employment") commencing February 1, 1996 and ending on June 30, 1997 (or such earlier date on which the Period of Employment may be terminated pursuant to
Article V hereof).

                        ARTICLE II.  DUTIES OF EXECUTIVE
                                     ------

     Section 2.1.  General.  The Executive shall serve as Senior Vice President,
                   -------
Worldwide Sales of the Company. Consistent with this position Executive shall perform all services and do all things necessary or advisable to oversee the sales operation of the Company, subject always to the authority of the Board of Directors of the Company (the "Board of Directors") and the President and Chief Operating Officer of the Company.

     Section 2.2.  Duties.  Executive will be responsible for overseeing the
                   ------
sales operation of the Company and will perform such duties as are consistent with his position as the Senior Vice President, Worldwide Sales of the Company and shall have such powers and authorities as may be needed to carry out those duties and as set forth in the Company's Bylaws. In addition, Executive shall perform such other duties and undertake responsibilities as are reasonably assigned to him by the President and Chief Operating Officer or the Board of Directors. The Executive agrees to devote substantially all of his business time, attention and services to the diligent, faithful and competent discharge of such duties for the successful operation of the Company's business.

     Section 2.3.  Vacations.  The Executive shall be entitled to such paid
                   ---------
vacation time as is consistent with the Company's vacation policy for senior executives as it exists from time to time.

                           ARTICLE III.  COMPENSATION
                                         ------------

     Section 3.1.  Salary.  During the Period of Employment, as compensation for
                   ------
his services hereunder, the Executive shall receive a per annum base salary (the "Base Salary") of at least (i) $120,000 for the twelve (12) months ended June 30, 1997, and (ii) thereafter such amount per annum [but not less than $120,000 per annum] as may be approved by the Compensation Committee of the Board of Directors. The Base Salary shall be payable in periodic installments on the dates of the company's usual payroll which shall be at least once per calendar month, and shall be paid pro-rata for any periods of less than twelve (12) months.

     Section 3.2.  Commission.  The Executive shall be on an annualized
                   ----------
commission plan based upon a worldwide sales quota. In 1996, the amount of the overall commission earnings target at 100% of plan shall equal $120,000 on a worldwide quota of $15.5M in NAVI. For each year after 1996, the Executive's bonus shall be redefined based upon the the business plan.

     Section 3.3.  Expenses.  The Company shall reimburse Executive, upon
                   --------
receipt from Executive if appropriate documentation for reasonable costs and expenses incurred by him during the Period of Employment in connection with his services and duties to the Company, including travel expenses, monthly fees and usage fees payable for his cellular phone and other telecommunications services (excluding usage fees solely attributable to personal matters), and his automobile operating expenses.

                        ARTICLE IV.  EXECUTIVE BENEFITS
                                     ------------------

     Section 4.1.  Stock Options.  Company has granted to the Executive an
                   -------------
incentive stock option ("ISO") to purchase 120,000 shares of Common Stock of the Company at an exercise price of $.60 per share, subject to vesting and subject to the Board's approval. In addition, the Executive will receive 30,000 additional stock options at the then current price, subject to the Board of Directors' approval, once the Executive has achieved 100% of the Executive's assigned 1996 quota; and 30,000 additional stock options upon achievement of your assigned 1997 quota, also at the then current price, subject to the Board of Directors' approval. Further in addition, the Company will grant to the Executive ISOs to purchase such number of shares of Common Stock of the Company as shall be determined from time to time by the Board of Directors or such committee. All options granted to Executive shall have an exercise price equal to the then fair market value of the Company's Common Stock, as determined in good faith by the Board of Directors or a duly authorized committee thereof, shall be ISOs, and shall be subject to the terms and condition as set forth in an option agreement in substantially the form as may be generally in effect for options granted to employees of the Company at the time of the grant to the Executive.

     Section 4.2.  Location:  Relocation Expenditures.  The Executive's
                   ----------------------------------
principle place of business shall be either Norwell, Massachusetts or Cambridge, Massachusetts, as determined by the President of the Company. The Company shall reimburse Executive for the reasonable expenses of moving Executive and his immediate family to such location in accordance with the Company's practice as in effect for its senior executives generally (See Attached).

     Section 4.3.  Life Insurance.  The Company or an affiliate thereof shall
                   --------------
provide term life insurance payable to a beneficiary or beneficiaries designated by Executive in accordance with the Company's practice from time to time in effect for its senior executives generally.

     Section 4.4.  Other Benefits.  The Executive shall be eligible to
                   --------------
participate in such other employee benefit programs (including pension benefits, and medical, dental, life and disability insurance) as the Company shall maintain or establish from time to time for the benefit of its other senior executives generally.

                      ARTICLE V.  TERMINATION OF AGREEMENT
                                  ------------------------

     Section 5.1.  Company Termination for Cause.  Notwithstanding anything to
                   -----------------------------
the contrary herein, the Period of Employment, and the Company's employment of the Executive, may be terminated by the Board of Directors at any time for cause immediately upon written notice to the Executive, if any of the following events occur:

     (a) The Executive is convicted of a felony or a misdemeanor involving moral turpitude and having a material impact on the Company by a court of competent jurisdiction;

     (b) The Executive breaches a fiduciary duty owed to the Company, or engages in acts of gross misconduct or personal dishonesty toward the Company;

     (c) The Executive materially breaches any of his obligations under this Agreement and fails to correct the same within thirty (30) days after written notice thereof from the Company to the Executive.

     (d) The Executive engages in habitual absenteeism or drug addiction and fails to correct the same within (30) days after written notice thereof from the Company to the Executive.

     The Executive shall be entitled to a full hearing before a quorum of the Board of Directors at a Board of Directors' meeting prior to any termination of his employment under this Section 5.1.

     Section 5.2.  Unconditional Termination.
                   -------------------------

     (a) By Company.  The company may terminate the Period of Employment, and
         ----------
the Company's employment of the Executive, for any reason, or for no reason, by giving at least twenty-eight (28) days' prior written notice thereof to the Executive.

     (b) By Executive.  The Executive may terminate the Period of Employment and
         ------------
the Company's employment of the Executive, for any reason, or for no reason, by giving at least twenty-eight (28) days' prior written notice thereof to the Company.

     Section 5.3.  Rights upon Termination.
                   -----------------------

     (a) Termination by Company Not For Cause.  Upon any termination of the
         ------------------------------------
Period of Employment under Section 5.3(a) prior to June 30, 1997, the Company shall pay the Executive the greater of (i) the amount of Base Salary which the Executive would have received under Section 3.1 (exclusive of any increase in Base Salary not yet approved by the Board of Directors and committed to the Executive) had the Period of Employment not been terminated, and (ii) the amount that would be payable to Executive as follows: the greater of the remainder of Executive's term of employment or six months. Any payment under clause (i) shall be paid on the Company' normal payroll schedule, and any payment under clause (ii) shall be paid at such times as shall be in accordance with such severance policy. [In the event that the Company shall elect to exercise any rights it may have to repurchase any shares of capital stock of the Company held by the Executive following termination of the Period of Employment, it shall be entitled to apply any amount paid by it pursuant to this paragraph as a credit against any amount it is required to pay to repurchase such shares]. The Company's obligations in this Section 5.3 shall constitute Executive's exclusive remedy for termination during the Period of Employment by the Company under
Section 5.2(a). Except as expressly set forth in this Section 5.3(a), upon termination under Section 5.2(a), all compensation and benefits (except the ability to exercise options, to the extent then vested, in accordance with, and during the period provided under, the terms thereof) shall immediately cease.

     (b) Termination by Company for Cause.  Upon termination by the Company for
         --------------------------------
cause under Section 5.1, or termination by the Executive pursuant to Section 5.2(b), the Executive shall not be entitled to any severance or similar payments, and all compensation and benefits (except the ability to exercise options, to the extent then vested, in accordance with, and during the period provided under, the terms thereof) shall immediately cease. Termination for cause under this Section 5.3 shall be without prejudice to any other remedy to which the Company may be entitled either at law or in equity or under this Agreement.

                         [ARTICLE VI.  NON-COMPETITION]
                                       ---------------

     (Section 6.1  Agreement Not to Compete.)
                   ------------------------

     [(a) During the Period of Employment and for a twelve-month period beginning on the last day of the Period of Employment the Executive will not, directly or indirectly:

     (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venture, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than five percent (5%) of the total outstanding stock of a publicly held company), engage in the business of developing, providing and marketing Continuous IT Information Services (as defined in Section 6.1(d).

     (ii) recruit, solicit or induce, or attempt to induce any employee or employees to the Company to terminate their employment with, or otherwise cease their relationship with the Company or any subsidiary thereof; or

     (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers, subscribers, or accounts, or prospective clients, customers or accounts, of the Company or any subsidiary thereof which were contacted, solicited, or served by the Company while the Executive was employed by the Company.]

     (b) The parties acknowledge that the type and period of restriction imposed pursuant to this Section 6.1 are fair and reasonable and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company. The parties desire that the restrictions be reasonable both now and at any time they are sought to be enforced, and accordingly agree that if any restriction set forth in this
Section 6.1 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. The Executive agrees that any remedy available to the Company at law for the breach of this Section 6.1 may be inadequate and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

     (c) The Executive's obligations under Section 6.1 shall terminate upon the Company's termination of the Period of Employment pursuant to Section 5.2(a).

     (d) For the purposes of this Section 6, "Continuous IT Information Services" mean the performance or development of original or synthesized research or analysis with respect to information technologies or information technology industries and the marketing and sale of the results of such research and analysis through subscription or retainer relationships which (i) have a stated term (which may be subject to renewal or extension) or which may be open-ended and (ii) involve the delivery of products and services on an ongoing basis throughout the term through a number of different means including one or more of
(A) oral, written and/or on-line delivery; (B) collaboration with analysts or experts and/or (C) events; provided that Continuous IT Information Services shall not include consulting services of an engagement nature intended to provide advice or solutions addressing specific problems or issues of specific clients.

                        ARTICLE VII.  GENERAL PROVISIONS
                                      ------------------

     Section 7.1.  Confidentiality Agreement.  The Executive agrees to adhere to
                   -------------------------
the invention and Non-Disclosure Agreement attached hereto as Exhibit A.
                                                              ---------

     Section 7.2.  Successors.  The Company will require any successor (whether
                   ----------
direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the company to Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     Section 7.3.  Governing Law.  This Agreement shall be construed and
                   -------------
enforced in accordance with and be governed by the laws of the State of Massachusetts.

     Section 7.4.  Entire Agreement.  This Agreement sets forth the entire
                   ----------------
agreement and understanding between the Executive and the Company, and supersedes any other negotiations, agreements, understandings, oral agreements, representations and past or future practices whether written or oral.

     Section 7.5.  Severability and Interpretation.  In the event that pay
                   -------------------------------
provision or any portion of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such provision or portion thereof shall be considered separate, and apart from the remainder of this Agreement and the other provisions shall remain fully valid and enforceable. In the event that any provision is held to be overly broad as written such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

     Section 7.6.  Notices.  All notices required by this Agreement shall be
                   -------
given in writing either by personal delivery or by first class mail return receipt requested, to the then most current address of the parties notified to the other. Notice given by mail shall be deemed given five (5) days following the date of mailing.

     Section 7.7.  Waivers and Modifications.  This Agreement may be modified,
                   -------------------------
and the rights and remedies of any provision hereof may be waived, only in accordance with Section 7.7. No modification or waiver by the Company shall be effective without the consent of at least a majority of the Board of Directors then in office at the time of such modification or waiver. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof as a waiver of any other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     Section 7.8.  Attorneys' Fee.  In the event either party shall bring any
                   --------------
action or legal proceeding of an alleged breach of any provision of this Agreement or to enforce, protect or establish any term or covenant of this Agreement or right of either party under this Agreement the prevailing party shall be entitled to recover as part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys' fees and court costs as may be fixed by the court.

     Section 7.9.  Withholding Taxes.  All amounts payable to Executive under
                   -----------------
this Agreement shall be subject to applicable withholding of income, wage and other taxes, and such other deductions or withholdings as may be required by law.

     Section 7.10.  Indemnification.  The Executive shall be entitled to the
                    ---------------
benefit of the indemnification provisions contained on the date hereof in the Bylaws of the Company as the same may hereafter be amended, and of any indemnification provisions that may hereafter by added to the Certificate of Incorporation of the Company (not including any amendments or additions that limit or narrow, but including any that add to or broaden, the protection afforded to the Executive by those provisions), or, if greater, to the full extent permitted by applicable law at the of the assertion of any liability against the Executive.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                             GIGA INFORMATION GROUP, INC.


                                              By: /s/ Kenneth E. Marshall
                                                 -----------------------------
                                                 Ken Marchall

                                                 EXECUTIVE

                                                 /s/ Leander Jennings
                                                 -----------------------------
                                                 Leander Jennings